Exhibit 10.1

$100,000.00 Dated as of October 21, 2021

PROMISSORY NOTE

For value received, and on the terms and subject to the conditions set forth herein,

EDGEMODE, INC., a corporation incorporated under the laws of the State of Wyoming (the “Company”), hereby promises to pay FOURTH WAVE ENERGY, INC., a corporation incorporated under the laws of the State of Nevada (the “Holder”), the aggregate principal amount of One Hundred Thousand and No/100 United States Dollars (US$100,000.00) on the dates and in the amounts provided for in Section 3 hereof and, in any event, no later than the Termination Date (as defined below).

Certain Terms Defined. The following terms for all purposes of this Promissory Note shall have the respective meanings specified below.

“Business Day” shall mean any day except a Saturday, Sunday or other day on which commercial banks in New York are authorized by law to close.

“Company” shall have the meaning ascribed to it in the preamble.

“Event of Default” shall have the meaning ascribed to it in Section 7.

“Final Termination Date” shall mean April 21, 2021 or such other later date as the Company and Holder may mutually agree in writing.

“Holder” shall have the meaning ascribed to it in the preamble.

“Material Adverse Effect” shall mean a material adverse effect on: (i) the legality, validity, binding effect or enforceability against the Company of the Transaction Documents; (ii) the rights or remedies of Holder under any Transaction Document; (iii) the ability of Company to repay the Holder in full in accordance with the terms and conditions of this Promissory Note or (iv) any litigation or breach of any term or condition of any agreement or document which presently exists or which may hereafter exist which may threaten the ability of Company to repay the Holder in full in accordance with the terms and conditions of this Promissory Note. For purposes of determining whether any of the foregoing changes, effects, impairments, or other events have occurred, such determination shall be made by Holder, in its sole and absolute discretion.

“Promissory Note” shall mean this promissory note, as amended, restated or supplemented from time to time.

“Termination Date” shall mean the earlier of the Final Termination Date or such date as declared by the Holder in accordance with Section 7.

“Transaction Documents” shall mean this Promissory Note and such other agreements, documents, instruments, certificates, financial statements, rules, resolutions, opinions of counsel, notes and other items which the Holder shall require in connection with this Promissory Note.

Promissory Note Consideration. This Promissory Note is being delivered in exchange for a payment of cash proceeds to the Company equal to One Hundred Thousand and No/100 United States Dollars (US$100,000.00).

Interest and Principal Payments.

The principal amount of this Promissory Note shall bear at sixteen percent (16%) per annum. Interest shall be payable on the Termination Date.

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Optional Prepayments

The Company may prepay the principal amount together with any interest then owing in whole or in part at any time upon five (5) Business Days’ notice to the Holder. The amount owing and payable by the Company to the Holder on the date of any such prepayment shall be equal to 130% of the principal amount of this Promissory Note plus any accrued and unpaid interest and other costs or expenses owing to the Holder hereunder.

General Provisions As To Payments.

All cash payments hereunder shall be made not later than 12:00 Noon (New York City time) by cashier’s check or by wire transfer of immediately available funds to the Holder’s account at a bank in the United States specified by the Holder in writing to the Company without reduction by reason of any set-off or counterclaim on the date when due (or if any such day is not a Business Day, then on the next succeeding Business Day).

Representations and Warranties of the Company.

The Company represents and warrants to the Holder that:

this Promissory Note constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies;

the Company (i) is a corporation duly organized, legally existing and in good standing under the laws of its state of organization, (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (x) own or lease its assets and carry on its business and (y) execute, deliver and perform its obligations under the Transaction Documents, and (iii) is duly qualified as a foreign corporation and is licensed and in good standing in all jurisdictions in which the nature of its business or location of its properties require such qualification or license;

the Company’s execution, delivery and performance of this Promissory Note and all other Transaction Documents to which it is a party (i) has been duly authorized by all necessary corporate action of the Company, (ii) does not violate any provisions of the Company Certificate of Incorporation or by-laws or any, law, regulation, order, injunction, judgment, decree or writ to which the Company is subject, and (iii) does not violate any material contract or material agreement or require the consent or approval of any other Person which has not already been obtained;

the execution, delivery and performance by the Company of this Promissory Note does not and will not result in the breach of any agreement, law or statute, or any judgment, degree or order entered into in a proceeding to which the Company is or was a party; and

to the best knowledge of the Company, no other information provided by or on behalf of the Company to the Holder, either as a disclosure schedule to this Promissory Note, or otherwise in connection with Holder’s due diligence investigation of the Company contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

Events Of Default.

Each of the following events shall constitute an “Event of Default”:

any outstanding principal of this Promissory Note shall not be paid on the Termination Date or any interest shall not be paid when due;

Company defaults in the due and punctual observance or performance of any covenant, condition or agreement contained in this Promissory Note;

a Material Adverse Effect shall occur;

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a court shall enter a decree or order for relief in respect of Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Company or for any substantial part of the property of Company or ordering the winding up or liquidation of the affairs of Company;

Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Company or for any substantial part of the property of Company, or Company shall make any general assignment for the benefit of creditors: or

The Holder and the Company shall not have consummated a merger by the date that is six (6) months from the date hereof.

If an Event of Default described in (d) or (e) above shall occur, the unpaid principal of this Promissory Note shall become immediately due and payable. Immediately upon the occurrence of any Event of Default described in (d) or (e) above, or upon failure to pay the principal amount of this Promissory Note on the Termination Date, the Holder, without any notice to the Company, which notice is expressly waived by the Company, may proceed to protect, enforce, exercise and pursue any and all rights and remedies available to the Holder under this Promissory Note and any other agreement or instrument, and any and all rights and remedies available to the Holder at law or in equity.

If any Event of Default described in clauses (a) through (c) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Holder may immediately declare all or any portion of the unpaid principal amount of this Promissory Note to be due and payable, whereupon the full unpaid amount of this Promissory Note which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment.

Upon an Event of Default, the Holder shall be entitled to received 130% of the principal amount of this Promissory Note plus any accrued and unpaid interest and any other fees or expenses payable hereunder.

Further Assurances.

The Company hereby agrees that, from time to time upon the written request of the Holder, each will execute and deliver such further documents and do such other acts and things as the Holder may reasonably request in order fully to effect the purposes of this Promissory Note.

Powers And Remedies Cumulative; Delay Or Omission Not Waiver Of Event Of Default.

No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any Event of Default or an acquiescence therein; and every power and remedy given by this Promissory Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Holder.

Transfers.

The Company may transfer or assign this Promissory Note to any Person; provided, however that the Company obtains the prior written consent of the Holder.

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Modification.

This Promissory Note may be modified only with the written consent of the Company and the Holder.

Expenses.

1.	The Company agrees to pay and reimburse the Holder upon demand for all costs and expenses (including, without limitation, attorneys’ fees and expenses) that the Holder may reasonably incur in connection with (i) the exercise or enforcement of any rights or remedies (including, but not limited to, collection) granted hereunder or otherwise available to it (whether at law, in equity or otherwise), or (ii) the failure by Company to perform or observe any of the provisions hereof.

2.	The provisions of this Section shall survive the execution and delivery of this Promissory Note, the repayment of any or all of the principal or interest owed pursuant hereto, and the termination of this Promissory Note.

Section 14. Notices.

1.	Any notice, request or other communication to be given or made under this Promissory Note to the parties shall be in writing. Such notice, request or other communication shall be deemed to have been duly given or made when it shall be delivered by hand, international courier (confirmed by facsimile), or facsimile (with a hard copy delivered within two (2) Business Days) to the party to which it is required or permitted to be given or made at such party’s address specified below or at such other address as such party shall have designated by notice to the party giving or making such notice, request or other communication, it being understood that the failure to deliver a copy of any notice, request or other communication to a party to whom copies are to be sent shall not affect the validity of any such notice, request or other communication or constitute a breach of this Promissory Note.

If to Company:	EDGEMODE, INC.

Attention:
Email:
Telephone:

With a copy to (which shall not
constitute notice):
Attention:
Email:
Telephone:

If to the Holder:	FOURTH WAVE ENERGY, INC.
75 E Santa Clara, 6th Floor,
San Jose, CA 95113

Attention:
Email:
Telephone:
With a copy to (which shall not
constitute notice):
Attention:
Email:
Telephone:

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1.	Section 15. Governing Law.

This Promissory Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Promissory Note shall be governed by, the laws of the State of New York, without giving effect to provisions thereof regarding conflict of laws. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in New York County in the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by sending by certified mail or overnight courier a copy thereof to such party at the address indicated in the preamble hereto and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS PROMISSORY NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

1.	Section 16. Security Interest

2.	As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, the Company hereby pledges and grants to the Holder, a Lien on and security interest in and to all of the Company’s assets, including all right, title and interest in the following properties and assets of the Holder, whether now owned by Holder or hereafter acquired and whether now existing or hereafter coming into existence and wherever located (all being collectively referred to herein as “Collateral”) (capitalized terms used in this Section 16 but not otherwise defined in this Promissory Note shall have the meanings ascribed to them in the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that to the extent that the Uniform Commercial Code is used to define any term herein and such term is defined differently in different Articles or Divisions of the Uniform Commercial Code, the definition of such term contained in Article or Division 9 shall govern):

3.	(a) all Instruments, together with all payments thereon or thereunder;

4.	(b) all Accounts;

5.	(c) all Inventory;

6.	(d) all General Intangibles (including payment intangibles (as defined in the UCC) and Software);

7.	(e) all Equipment;

8.	(f) all Documents;

9.	(g) all Contracts;

10.	(h) all Goods;

11.	(i) all Investment Property, including without limitation all equity interests now owned or hereafter acquired by the Company;

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12.	(j) all Deposit Accounts, including, without limitation, the balance from time to time in all bank accounts maintained by the Company;

13.	(k) all Commercial Tort Claims;

14.	(l) all Trademarks, Patents and Copyrights;

15.	(m) all books and records pertaining to the other Collateral;

16.	(n) all Software; and

17.	(o) all other tangible and intangible property and other assets of the Company, including, without limitation, all interests in real property, Proceeds, tort claims, products, accessions, rents, profits, income, benefits, substitutions, additions and replacements of and to any of the property of the Company described in the preceding clauses of this Section 16 (including, without limitation, any proceeds of insurance thereon, insurance claims and all rights, claims and benefits against any Person relating thereto), other rights to payments not otherwise included in the foregoing, and all books, correspondence, files, records, invoices and other papers, including without limitation all tapes, cards, computer runs, computer programs, computer files and other papers, documents and records in the possession or under the control of the Company, or any computer bureau or service company from time to time acting for the Company.

18.	Section 17. RESERVED

19.	Section 18. Miscellaneous.

The parties hereto hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of or any default under this Promissory Note, except as specifically provided herein, and assent to extensions of the time of payment, or forbearance or other indulgence without notice. The Section headings herein are for convenience only and shall not affect the construction hereof. Any provision of this Promissory Note which is illegal, invalid, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity, prohibition or unenforceability without invalidating or impairing the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. This Promissory Note shall bind the Company and its permitted successors and assigns. The rights under and benefits of this Promissory Note shall inure to the Holder and its successors and assigns.

Notwithstanding any provision in this Promissory Note or the other Transaction Documents, the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the jurisdiction governing this Promissory Note or any other applicable law. In the event the total liability of payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, shall, for any reason whatsoever, result in an effective rate of interest, which for any month or other interest payment period exceeds the limit imposed by the usury laws of the jurisdiction governing this Promissory Note, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by, between, or to any party hereto, be applied to the reduction of the outstanding principal balance of this Promissory Note immediately upon receipt of such sums by the Holder, with the same force and effect as though the Company had specifically designated such excess sums to be so applied to the reduction of such outstanding principal balance and the Holder had agreed to accept such sums as a penalty-free payment of principal; provided, however, that the Holder may, at any time and from time to time, elect, by notice in writing to the Company, to waive, reduce, or limit the collection of any sums in excess of those lawfully collectible as interest rather than accept such sums as a prepayment of the outstanding principal balance. It is the intention of the parties that the Company does not intend or expect to pay nor does the Holder intend or expect to charge or collect any interest under this Promissory Note greater than the highest non-usurious rate of interest which may be charged under applicable law.

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IN WITNESS WHEREOF, the Company has executed this Promissory Note as of the date set forth above.

COMPANY:

EDGEMODE, INC.

By:	/s/ Charlie Faulkner
Name:	Charlie Faulkner
Title:	CEO

Acknowledged and Agreed:

HOLDER:

FOURTH WAVE ENERGY, INC.

By:	/s/ Joseph Isaacs
Name:
Title:

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Signature Certificate

Document Ref.: JF3G9-M66T6-PN6HW-DJKD7

Document signed by:

Charlie Faulkner

E-mail:
charlie@edgemode.io

Signed via link

IP: 90.217.34.83 | Date: 27 Oct 2021 10:50:43 UTC

CT Faulkner

Document completed by all parties on:
27 Oct 2021 10:50:43 UTC

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